Exhibit 99.1

Sabre Corporation Announces Refinancing of Revolving Credit Loans and Term B Loans

SOUTHLAKE, Texas, July 12, 2021 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced a refinancing of a portion of its existing indebtedness, including the repayment in full of its Term Loan B facility and its Revolving Credit Loan facility, and termination of the revolving commitments thereunder. Sabre incurred no additional indebtedness as a result of the refinancing above the refinanced amount, other than amounts covering certain interest, fees and expenses. The refinancing has meaningfully improved Sabre’s debt maturity profile and its operational flexibility by amending the financial performance covenant to remove the minimum liquidity requirement, the total net leverage ratio maintenance requirement, and certain other limitations.

The refinancing included the application of the proceeds of (i) a new $404 million term loan “B-1” facility (the “New Term B-1 Facility”) and (ii) a new $644 million term loan “B-2” facility (together with the New Term B-1 Facility, the “New Facilities”), borrowed by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) under its existing senior secured credit agreement (the “Credit Agreement”), to pay down in full $633,815,000 of the existing Term Loan B credit facility incurred December 17, 2020 under the Credit Agreement and $400,000,000 of the existing Revolving Credit Loan facility outstanding as of July 12, 2021 under the Credit Agreement, and to terminate the revolving commitments thereunder. The New Facilities mature on December 17, 2027 and offer Sabre the ability to prepay the New Facilities after December 17, 2021 or to prepay at a 101 premium before that date. In addition, on July 2, 2021, in anticipation of the revolver repayment and termination of the revolving commitments (and related letter of credit subfacility), Sabre GLBL entered into a new $20 million letter of credit facility (the “LC Facility”) with Bank of America, N.A.

The New Facilities and the LC Facility are guaranteed by Sabre Holdings Corporation and each subsidiary of Sabre GLBL that guarantees the Credit Agreement. The New Facilities and the guarantees thereof are secured, subject to permitted liens, by a first-priority security interest in the same collateral that secures Sabre GLBL’s other senior secured indebtedness, which is substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets). The LC Facility is secured by a cash collateral deposit account held at Bank of America, N.A.

BofA Securities, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC acted as joint bookrunners and BofA Securities, Inc. acted as sole lead arranger for the New Term B-1 Facility. BofA Securities, Inc. acted as sole bookrunner and sole lead arranger for the New Term B-2 Facility. Bank of America is the administrative agent and the collateral agent for the Credit Agreement.

About Sabre Corporation

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre operates offices in approximately 160 countries around the world.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2021 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com